Exhibit 3.21

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 89)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	Carfax, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)	509 Washington Street Huntingdon PA 16652 Huntingdon
Number and Street City State Zip County

(b)
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is:	Act of May 5, 1933 (P.L. 364), as amended

4.	The original date of its incorporation is:	April 6, 1986

5.	(Check, and if appropriate complete, one of the following):

☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on:

6.	(Check one of the following):

☒ The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. § 1914(a) and (b).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914 (c).

7.	(Check, and if appropriate complete, one of the following):

☒ The amendment adopted by the corporation, set forth in full, is as follows:

Article 5 of the Articles of Incorporation is amended to read as follows:

The Corporation shall be authorized to issue ten (10) million shares of common stock having a par value of $.01 per share.

☐ The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

DSCB:15-1915 (Rev 89)-2

8.	(Check if the amendment restates the Articles):

☐ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30 day of March, 1987.

CARFAX, INC.
(Name of Corporation)

BY:	/s/ William D. Goldstein
(Signature)

TITLE:	William D. Goldstein, Chairman